INDEPENDENT
BANK CORP.
Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson
President and Chief Executive Officer (781) 982-6660

Denis K. Sheahan
Chief Financial Officer
and Treasurer
(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP. ANNOUNCES QUARTERLY DIVIDEND

Rockland, MA (June 16, 2005) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.15 per share dividend which will be payable on July 8, 2005, to stockholders of record as of the close of business on June 27, 2005.

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $3.0 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts and Cape Cod. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

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